Exhibit 99.1

News Release

JLL Reports Strong First-Quarter 2018 Results
First-quarter revenue up 10 percent to $3.6 billion; fee revenue up 9 percent to $1.3 billion
CHICAGO, May 8, 2018 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported excellent operating performance for the first quarter of 2018 with diluted earnings per share of $0.88 and adjusted diluted earnings per share1 of $0.97.

•	Diversified organic revenue growth globally, highlighted by Capital Markets and annuity businesses

•	Margin expansion in Americas, EMEA and LaSalle

–	Americas revenue growth coupled with productivity gains

–	EMEA improvement largely driven by UK, Germany and France

–	Corporate Solutions momentum from recent business wins

–	LaSalle delivered robust incentive fees while generating outstanding value for clients

–	Continued progress on digital agenda

•	Strong cash flows contributed to a year-on-year net debt reduction of more than $470 million

•	Dividend increase of 11 percent to $0.41 per share
CEO Comment:
“Broad organic revenue growth and margin expansion drove our strong first-quarter performance,” said Christian Ulbrich, JLL CEO. “We achieved these results while continuing to invest in -- and make significant progress on -- our global digital agenda. With healthy economic and real estate fundamentals in most markets globally, and despite geopolitical challenges, we anticipate continued growth this year.”

Summary Financial Results	Three Months Ended
	March 31,
($ in millions, except per share data)	2018	2017

Revenue	$3,555.2	$3,117.7
Revenue before reimbursements	1,891.1	1,616.3
Fee revenue[1]	1,281.5	1,124.0

Net income attributable to common shareholders	$40.3	$7.2
Adjusted net income attributable to common shareholders[1]	44.3	17.0

Diluted earnings per share	$0.88	$0.16
Adjusted diluted earnings per share[1]	0.97	0.37

Adjusted EBITDA[1]	$107.7	$68.0
Adjusted EBITDA, Real Estate Services	65.3	48.4
Adjusted EBITDA, LaSalle	42.4	19.6
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
Note: The company adopted ASC 606 and refined its non-GAAP definition "Fee revenue" in the first quarter of 2018. Comparative periods have been recast accordingly. In addition to the footnotes following the Financial Statements, refer to our recent podcast (available on ir.jll.com) for additional information.

C

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JLL Reports Strong First-Quarter 2018 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2018	2017
Leasing	$401.2	$378.4	6%	4%
Capital Markets	232.7	188.7	23	17
Property & Facility Management	2,053.6	1,807.0	14	11
Project & Development Services	579.2	509.9	14	7
Advisory, Consulting and Other	169.2	145.4	16	11
Real Estate Services ("RES") revenue	$3,435.9	$3,029.4	13%	10%
LaSalle	119.3	88.3	35	27
Total revenue	$3,555.2	$3,117.7	14%	10%
Reimbursements	(1,664.1)	(1,501.4)	11	9
Revenue before reimbursements	$1,891.1	$1,616.3	17%	11%
Gross contract costs[1]	(606.9)	(495.0)	23	14
Net non-cash MSR and mortgage banking derivative activity	(2.7)	2.7	n.m.	n.m.
Total fee revenue[1]	$1,281.5	$1,124.0	14%	9%
Leasing	385.1	367.0	5	3
Capital Markets	221.2	185.9	19	13
Property & Facility Management	265.2	239.9	11	6
Project & Development Services	173.7	142.5	22	16
Advisory, Consulting and Other	123.1	106.3	16	9
RES fee revenue	1,168.3	1,041.6	12	8
LaSalle	113.2	82.4	37	29
Operating income	$53.8	$15.4	n.m.	n.m.
Equity earnings	$13.6	$5.6	n.m.	n.m.
Adjusted EBITDA[1]	$107.7	$68.0	58%	51%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Consolidated First-Quarter 2018 Performance Highlights:

•
Consolidated revenue and consolidated fee revenue growth was broad-based across all four segments and increased 10 percent and 9 percent, respectively, compared with the prior year. Fee revenue expansion in the RES service lines was led by Capital Markets and Project & Development Services. Geographically across the service lines, the increase in RES fee revenue, on a local currency basis, was driven by EMEA (50 percent) and Americas (40 percent).

•
Consolidated operating expenses, excluding reimbursed expenses, were $1.8 billion and consolidated fee-based operating expenses[1], excluding restructuring and acquisition charges, were $1.2 billion, increases of 9 percent and 7 percent, respectively, over 2017.

•
LaSalle revenue growth and overall performance were primarily due to higher incentive fees earned on the disposition of real estate assets on behalf of clients. LaSalle results also reflect solid advisory fees and notable equity earnings, led by net valuation increases across the co-investment portfolio.

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JLL Reports Strong First-Quarter 2018 Results - Page 3

•
Net income attributable to common shareholders was $40.3 million, compared with $7.2 million last year, and adjusted EBITDA increased 51 percent to $107.7 million. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 8.4 percent in USD and local currency, compared with 6.0 percent in 2017. The consolidated results reflect strong performance in LaSalle and Americas and year-over-year improvement in EMEA, partially offset by a slight decline in Asia Pacific. In addition, results also reflect continued increases to investments in data, technology and people, including amounts attributable to platform transformation and client-facing products.

•	Diluted earnings per share were $0.88, compared with $0.16 in 2017, and adjusted diluted earnings per share were $0.97, up from $0.37 last year.
Balance Sheet and Net Interest Expense:

•
Total net debt increased $323.9 million to $910.1 million as of March 31, 2018, but decreased $477.8 million from March 31, 2017. The quarterly increase reflected the annual first-quarter payout of variable compensation to employees for the strong 2017 business performance. The year-over-year decrease reflected the company's trailing 12-month performance and efforts to improve working capital management.

•
Net interest expense was $13.8 million, an increase from $13.0 million for 2017. The increase in net interest expense was primarily due to a higher effective interest rate on the company's debt, partially offset by a decline in the outstanding average borrowings.

•
The company's Board of Directors declared a dividend of $0.41 per share, an 11 percent increase from the $0.37 per share payment made in December 2017. The dividend payment will be made on June 15, 2018, to shareholders of record at the close of business on May 18, 2018.

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JLL Reports Strong First-Quarter 2018 Results - Page 4

Business Segment Performance Highlights

Americas Real Estate Services ($ in millions, “LC” = local currency)

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2018	2017
Revenue	$1,941.0	$1,799.9	8%	8%
Reimbursements	(1,181.7)	(1,078.5)	10	10
Revenue before reimbursements	$759.3	$721.4	5%	5%
Gross contract costs[1]	(133.1)	(131.8)	1	1
Net non-cash MSR and mortgage banking derivative activity	(2.7)	2.7	n.m.	n.m.
Fee revenue[1]	$623.5	$592.3	5%	5%
Leasing	293.3	289.9	1	1
Capital Markets	108.2	101.5	7	6
Property & Facility Management	110.2	95.7	15	16
Project & Development Services	78.9	76.3	3	3
Advisory, Consulting and Other	32.9	28.9	14	13
Operating income	$46.3	$32.3	43%	44%
Equity earnings	$0.1	$0.2	(50)%	(50)%
Adjusted EBITDA[1]	$67.7	$58.4	16%	16%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Americas First-Quarter 2018 Performance Highlights:

•
Americas revenue and fee revenue increased 8 percent and 5 percent, respectively, compared with 2017. This growth was led by strong Property & Facility Management performance in the U.S., due primarily to the commencement of new facility management contracts secured during 2017 along with expansions of existing mandates. Capital Markets performance was notable in Canada and also resulted from continued growth of multifamily lending and loan servicing businesses across the U.S. In addition, the solid contribution from Leasing follows a robust year-over-year double-digit growth in 2017.

•
Operating expenses, excluding reimbursed expenses, were $713.0 million, up 3 percent from 2017, and fee-based operating expenses, excluding restructuring and acquisition charges, were $579.9 million, up 4 percent over 2017. These increases correlated with the growth in revenue.

•Operating income increased 44 percent and adjusted EBITDA increased 16 percent compared with the prior year. Adjusted EBITDA margin, calculated on a fee-revenue basis, improved to 10.9 percent in USD and local currency, compared with 9.8 percent last year, reflecting the increase in revenues noted above together with productivity gains in the quarter and timing of expenses.

EMEA Real Estate Services ($ in millions, “LC” = local currency)

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JLL Reports Strong First-Quarter 2018 Results - Page 5

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2018	2017
Revenue	$783.6	$603.2	30%	15%
Reimbursements	(156.0)	(101.9)	53	36
Revenue before reimbursements	$627.6	$501.3	25%	10%
Gross contract costs[1]	(277.2)	(231.4)	20	5
Fee revenue[1]	$350.4	$269.9	30%	15%
Leasing	57.0	47.6	20	5
Capital Markets	84.0	56.1	50	32
Property & Facility Management	87.2	79.5	10	(3)
Project & Development Services	64.9	41.6	56	38
Advisory, Consulting and Other	57.3	45.1	27	13
Operating loss	$(20.0)	$(32.0)	(38)%	(41)%
Equity earnings	$—	$—	—%	—%
Adjusted EBITDA[1]	$(7.4)	$(20.6)	(64)%	(62)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
EMEA First-Quarter 2018 Performance Highlights:

•
EMEA revenue and fee revenue both increased 15 percent compared with the prior year. Fee revenue expansion was most notable in Capital Markets, driven by investment sales in Germany, France and the UK, as well as Project & Development Services across various countries, with particular contribution from the Tetris fit-out business.

•
Operating expenses, excluding reimbursed expenses, increased 7 percent to $647.6 million, and fee-based operating expenses, excluding restructuring and acquisition charges, increased 9 percent to $370.4 million, compared with 2017.

•Operating loss decreased by 41 percent, compared with 2017, and adjusted EBITDA improved from a loss of $20.6 million last year to a loss of $7.4 million this year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was negative 2.1 percent in USD (negative 2.5 percent in local currency), compared with negative 7.6 percent last year. The improved performance was driven by revenue growth noted above along with the management of platform cost increases. In addition, prior year performance was negatively affected by $10.1 million of costs and charges that did not recur in 2018, specifically (i) costs associated with the wind-down of operations in a non-core UK market and (ii) provisions for losses on certain receivables.

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)

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JLL Reports Strong First-Quarter 2018 Results - Page 6

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2018	2017
Revenue	$711.3	$626.3	14%	9%
Reimbursements	(321.6)	(316.5)	2	(2)
Revenue before reimbursements	$389.7	$309.8	26%	21%
Gross contract costs[1]	(195.3)	(130.4)	50	44
Fee revenue[1]	$194.4	$179.4	8%	4%
Leasing	34.8	29.5	18	13
Capital Markets	29.0	28.3	2	(1)
Property & Facility Management	67.8	64.7	5	1
Project & Development Services	29.9	24.6	22	16
Advisory, Consulting and Other	32.9	32.3	2	(2)
Operating (loss) income	$(0.9)	$5.0	n.m.	(97)%
Equity earnings	$0.3	$0.8	(63)%	(50)%
Adjusted EBITDA[1]	$5.0	$10.6	(53)%	(44)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Asia Pacific First-Quarter 2018 Performance Highlights:

•
Asia Pacific revenue and fee revenue increased 9 percent and 4 percent, respectively, compared with 2017. Fee revenue growth was led by Leasing in Beijing and Tokyo markets and Project & Development Services in Australia. Geographically across services lines, the increase in fee revenue was led by Greater China, Japan and Singapore.

•
Operating expenses, excluding reimbursed expenses, were $390.6 million and fee-based operating expenses, excluding restructuring and acquisition charges, were $195.3 million, up 23 percent and 7 percent, respectively, compared with the prior year. The increase in expenses reflects the growth in revenue noted above as well as $3.5 million relating to higher than anticipated costs on certain client assignments.

•The operating loss was $0.9 million, compared with operating income of $5.0 million last year. Adjusted EBITDA decreased 44 percent compared with 2017. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 2.5 percent in USD for the year (3.1 percent in local currency), compared with 5.9 percent in 2017.

LaSalle ($ in millions, “LC” = local currency)

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JLL Reports Strong First-Quarter 2018 Results - Page 7

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2018	2017
Revenue	$119.3	$88.3	35%	27%
Reimbursements(a)	(4.8)	(4.5)	7	4
Revenue before reimbursements	$114.5	$83.8	37%	28%
Gross contract costs(a)	(1.3)	(1.4)	(7)	(17)
Fee revenue[1]	$113.2	$82.4	37%	29%
Advisory fees(a)	65.1	57.7	13	6
Transaction fees & other(a)	15.4	12.8	20	12
Incentive fees	32.7	11.9	n.m.	n.m.
Operating income	$29.1	$14.6	99%	81%
Equity earnings	$13.2	$4.6	n.m.	n.m.
Adjusted EBITDA[1]	$42.4	$19.6	n.m.	n.m.
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(a) Reimbursements are entirely within Advisory fees and Gross contract costs are entirely within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
LaSalle First-Quarter 2018 Performance Highlights:

•
LaSalle revenue and fee revenue increased primarily due to strong incentive fee performance associated with real estate dispositions in Asia Pacific. The increase in advisory fees followed the continued growth of the private equity business and included approximately $3 million of catch-up advisory fees earned as a result of new equity commitments in established funds.

•	Equity earnings in both the current and prior years were primarily driven by net valuation increases for investments in Europe and Asia.

•
Operating expenses, excluding reimbursed expenses, were $85.4 million, up 17 percent from 2017; fee-based operating expenses, excluding restructuring and acquisition charges, were $84.1 million, up 18 percent from 2017. The increases primarily reflect higher variable compensation expense as a result of the increase in incentive fees.

•
Operating income increased 81 percent and adjusted EBITDA increased over 100 percent, both compared with last year. Adjusted EBITDA margin was 37.4 percent in USD (37.2 percent in local currency), compared with 23.8 percent last year.

•
Assets under management were $59.0 billion as of March 31, 2018, an increase of 2 percent in USD and local currency from $58.1 billion as of December 31, 2017. The net increase in assets under management during the year resulted from $2.7 billion of acquisitions and $1.7 billion of net valuation increases, partially offset by $3.5 billion of dispositions and withdrawals.

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JLL Reports Strong First-Quarter 2018 Results - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. Our vision is to reimagine the world of real estate, creating rewarding opportunities and amazing spaces where people can achieve their ambitions. In doing so, we will build a better tomorrow for our clients, our people and our communities. JLL is a Fortune 500 company with nearly 300 corporate offices, operations in over 80 countries and a global workforce of 83,500 as of March 31, 2018. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts, and investment professionals on Tuesday, May 8, 2018, at 9:00 a.m. Eastern. Please use the following webcast link:
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

https://engage.vevent.com/rt/joneslanglasalleincorporated~050818	■ United States callers: ■ International callers: ■ Passcode:	+1 844 231 9804 +1 402 858 7998 5075109

Supplemental Information	Audio Replay
Supplemental information regarding the first quarter 2018 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on JLL's website: ir.jll.com.
If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31,

(in millions, except share and per share data)	2018	2017

Revenue before reimbursements	$1,891.1	$1,616.3
Reimbursements	1,664.1	1,501.4
Total Revenue	$3,555.2	$3,117.7

Operating expenses:
Compensation and benefits	1,097.2	977.6
Operating, administrative and other	697.3	579.5
Reimbursed expenses	1,664.1	1,501.4
Depreciation and amortization	42.1	39.3
Restructuring and acquisition charges[5]	0.7	4.5
Total operating expenses	3,501.4	3,102.3

Operating income	53.8	15.4

Interest expense, net of interest income	13.8	13.0
Equity earnings from real estate ventures	13.6	5.6
Other income	2.5	1.0

Income before income taxes and noncontrolling interest	56.1	9.0
Provision for income taxes	13.5	1.3
Net income	42.6	7.7

Net income attributable to noncontrolling interest	2.3	0.5
Net income attributable to the company	$40.3	$7.2

Net income attributable to common shareholders	$40.3	$7.2

Basic earnings per common share	$0.89	$0.16
Basic weighted average shares outstanding (in 000's)	45,443	45,258

Diluted earnings per common share	$0.88	$0.16
Diluted weighted average shares outstanding (in 000's)	45,905	45,689

EBITDA attributable to common shareholders[1]	$109.7	$60.8

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended March 31,

(in millions)	2018	2017
REAL ESTATE SERVICES

AMERICAS
Revenue	$1,941.0	$1,799.9
Reimbursements	(1,181.7)	(1,078.5)
Revenue before reimbursements	759.3	721.4
Gross contract costs[1]	(133.1)	(131.8)
Net non-cash MSR and mortgage banking derivative activity[1]	(2.7)	2.7
Fee revenue[1]	623.5	592.3

Segment operating expenses, excluding reimbursed expenses:
Compensation, operating and administrative expenses	688.7	665.6
Depreciation and amortization	24.3	23.5
Total segment operating expenses	713.0	689.1
Gross contract costs[1]	(133.1)	(131.8)
Total fee-based segment operating expenses	579.9	557.3

Segment operating income	$46.3	$32.3
Equity earnings	0.1	0.2
Total segment income	$46.4	$32.5

Adjusted operating income[1]	$47.0	$38.4

Adjusted EBITDA[1]	$67.7	$58.4

EMEA
Revenue	$783.6	$603.2
Reimbursements	(156.0)	(101.9)
Revenue before reimbursements	627.6	501.3
Gross contract costs[1]	(277.2)	(231.4)
Fee revenue[1]	350.4	269.9

Segment operating expenses, excluding reimbursed expenses:
Compensation, operating and administrative expenses	636.2	523.0
Depreciation and amortization	11.4	10.3
Total segment operating expenses	647.6	533.3
Gross contract costs[1]	(277.2)	(231.4)
Total fee-based segment operating expenses	370.4	301.9

Segment operating loss	$(20.0)	$(32.0)
Equity earnings	—	—
Total segment loss	$(20.0)	$(32.0)

Adjusted operating loss[1]	$(16.7)	$(28.5)

Adjusted EBITDA[1]	$(7.4)	$(20.6)

	Three Months Ended March 31,

(in millions)	2018	2017
ASIA PACIFIC
Revenue	$711.3	$626.3
Reimbursements	(321.6)	(316.5)
Revenue before reimbursements	389.7	309.8
Gross contract costs[1]	(195.3)	(130.4)
Fee revenue[1]	194.4	179.4

Segment operating expenses, excluding reimbursed expenses:
Compensation, operating and administrative expenses	385.0	300.0
Depreciation and amortization	5.6	4.8
Total segment operating expenses	390.6	304.8
Gross contract costs[1]	(195.3)	(130.4)
Total fee-based segment operating expenses	195.3	174.4

Segment operating (loss) income	$(0.9)	$5.0
Equity earnings	0.3	0.8
Total segment (loss) income	$(0.6)	$5.8

Adjusted operating (loss) income[1]	$(0.3)	$5.6

Adjusted EBITDA[1]	$5.0	$10.6

LASALLE INVESTMENT MANAGEMENT
Revenue	119.3	88.3
Reimbursements	(4.8)	(4.5)
Revenue before reimbursements	114.5	83.8
Gross contract costs[1]	(1.3)	(1.4)
Fee revenue[1]	113.2	82.4

Segment operating expenses, excluding reimbursed expenses:	$85.4	$69.2
Gross contract costs[1]	(1.3)	(1.4)
Total fee-based segment operating expenses	84.1	67.8

Segment operating income	$29.1	$14.6
Equity earnings	13.2	4.6
Total segment income	$42.3	$19.2

Adjusted operating income[1]	$29.1	$14.6

Adjusted EBITDA[1]	$42.4	$19.6

SEGMENT RECONCILING ITEMS
Fee revenue	$1,281.5	$1,124.0
Gross contracts costs[1]	606.9	495.0
Net non-cash MSR and mortgage banking derivative activity[1]	2.7	(2.7)
Revenue before reimbursements	$1,891.1	$1,616.3
Reimbursements	1,664.1	$1,501.4
Revenue	$3,555.2	$3,117.7
Segment operating expenses excluding restructuring and acquisition charges	3,500.7	3,097.8
Segment operating income	$54.5	$19.9
Restructuring and acquisition charges[5]	0.7	4.5
Operating income	$53.8	$15.4
Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
(in millions, except share and per share data)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$292.8	$268.0
Trade receivables, net of allowances	1,475.5	1,739.4
Notes and other receivables	339.9	385.3
Reimbursable receivables	1,288.6	1,263.3
Warehouse receivables	419.6	317.5
Short-term contract assets	209.7	178.4
Prepaid and other	363.4	389.1
Total current assets	4,389.5	4,541.0

Property and equipment, net of accumulated depreciation	561.9	543.9
Goodwill	2,746.2	2,709.3
Identified intangibles, net of accumulated amortization	300.1	305.0
Investments in real estate ventures	381.0	376.2
Long-term receivables	174.1	164.7
Deferred tax assets, net	235.4	229.1
Deferred compensation plans	251.1	229.7
Other	164.9	155.5
Total assets	$9,204.2	$9,254.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$979.7	$993.1
Reimbursable payables	881.1	1,022.6
Accrued compensation & benefits	976.9	1,419.1
Short-term borrowings	95.1	77.4
Short-term contract liability and deferred income	169.2	155.4
Short-term acquisition-related obligations	76.4	80.1
Warehouse facilities	406.4	309.2
Other	253.5	256.8
Total current liabilities	3,838.3	4,313.7

Noncurrent liabilities:
Credit facility, net of debt issuance costs (a)	310.8	(15.3)
Long-term debt, net of debt issuance costs	702.0	690.6
Long-term deferred tax liabilities, net	23.9	63.2
Deferred compensation	271.7	259.0
Long-term acquisition-related obligations	220.5	228.9
Other	361.3	332.3
Total liabilities	$5,728.5	$5,872.4
(a) As there was no outstanding balance on the Credit facility as of December 31, 2017, the negative liability reflects unamortized debt issuance costs.

	March 31,	December 31,
(in millions, except share and per share data)	2018	2017

Redeemable noncontrolling interest	$—	$3.8

Company shareholders' equity:
Common stock, $0.01 par value per share,100,000,000 shares authorized; 45,490,438 and 45,373,817 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	0.5	0.5
Additional paid-in capital	1,040.0	1,037.3
Retained earnings	2,689.3	2,649.0
Shares held in trust	(6.0)	(5.9)
Accumulated other comprehensive loss	(289.0)	(340.8)
Total company shareholders' equity	3,434.8	3,340.1

Noncontrolling interest	40.9	38.1
Total equity	3,475.7	3,378.2

Total liabilities and equity	$9,204.2	$9,254.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	March 31,
(in millions)	2018	2017

Cash used in operating activities	$(258.6)	$(211.6)

Cash used in investing activities	(60.0)	(49.7)

Cash provided by financing activities	341.8	216.9

Effect of currency exchange rate changes on cash and cash equivalents	2.0	4.1

Net change in cash and cash equivalents	$25.2	$(40.3)

Cash, cash equivalents and restricted cash, beginning of period	471.7	454.0

Cash, cash equivalents and restricted cash, end of period	$496.9	$413.7

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted operating income,

(iii)	Adjusted EBITDA and Adjusted EBITDA margin,

(iv)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(v)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investment, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the management fee we receive. These costs are presented on a gross basis in Operating expenses with the corresponding management fee in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how we manage our expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets business line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation from operating income to adjusted operating income and Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity in recent years. Such activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results. At the segment reporting level, this is the only reconciling difference between operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue, (ii) Operating expenses to Fee-based operating expenses, and (iii) Operating income to Adjusted operating income:

	Three Months Ended
	March 31,
($ in millions)	2018	2017

Revenue	$3,555.2	$3,117.7
Reimbursements	(1,664.1)	(1,501.4)
Revenue before reimbursements	$1,891.1	$1,616.3
Gross contract costs	(606.9)	(495.0)
Net non-cash MSR and mortgage banking derivative activity	(2.7)	2.7
Fee revenue	$1,281.5	$1,124.0

Operating expenses	$3,501.4	$3,102.3
Reimbursed expenses	(1,664.1)	(1,501.4)
Gross contract costs	(606.9)	(495.0)
Fee-based operating expenses	$1,230.4	$1,105.9

Operating income	$53.8	$15.4
Adjustments:
Restructuring and acquisition charges[5]	0.7	4.5
Net non-cash MSR and mortgage banking derivative activity	(2.7)	2.7
Amortization of acquisition-related intangibles	7.3	7.6
Adjusted operating income	$59.1	$30.2

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items management does not consider directly indicative of the company's ongoing performance in the context of certain performance measurements. Below is (i) a reconciliation of Net income attributable to common shareholders (against Revenue before reimbursements) to EBITDA and Adjusted EBITDA and (ii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis):

	Three Months Ended
	March 31,
($ in millions)	2018	2017

Net income attributable to common shareholders	$40.3	$7.2
Add:
Interest expense, net of interest income	13.8	13.0
Provision for income taxes	13.5	1.3
Depreciation and amortization	42.1	39.3
EBITDA	$109.7	$60.8
Adjustments:
Restructuring and acquisition charges[5]	0.7	4.5
Net non-cash MSR and mortgage banking derivative activity	(2.7)	2.7
Adjusted EBITDA	$107.7	$68.0
Net income margin attributable to common shareholders	2.1%	0.4%
Adjusted EBITDA margin	8.4%	6.0%
Below is the reconciliation of Net income attributable to common shareholders to adjusted net income as well as the components of adjusted diluted earnings per share:

	Three Months Ended
	March 31,
(In millions, except share and per share data)	2018	2017

Net income attributable to common shareholders	$40.3	$7.2
Diluted shares (in thousands)	45,905	45,689
Diluted earnings per share	$0.88	$0.16

Net income attributable to common shareholders	$40.3	$7.2
Adjustments:
Restructuring and acquisition charges[5]	0.7	4.5
Net non-cash MSR and mortgage banking derivative activity	(2.7)	2.7
Amortization of acquisition-related intangibles	7.3	7.6
Tax impact of adjusted items(a)	(1.3)	(5.0)
Adjusted net income attributable to common shareholders	$44.3	$17.0
Diluted shares (in thousands)	45,905	45,689
Adjusted diluted earnings per share	$0.97	$0.37
(a) In the first quarter of 2018, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first quarter of 2017 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations. The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended March 31,
($ in millions)	2018	% Change
Revenue:
At current period exchange rates	$3,555.2	14%
Impact of change in exchange rates	(125.9)	n/a
At comparative period exchange rates	$3,429.3	10%

Fee revenue:
At current period exchange rates	$1,281.5	14%
Impact of change in exchange rates	(55.0)	n/a
At comparative period exchange rates	$1,226.5	9%

Operating income:
At current period exchange rates	$53.8	250%
Impact of change in exchange rates	0.2	n/a
At comparative period exchange rates	$54.0	251%

Adjusted EBITDA:
At current period exchange rates	$107.7	58%
Impact of change in exchange rates	(5.0)	n/a
At comparative period exchange rates	$102.7	51%

2.
The company considers Annuity Revenue to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic region offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Effective January 1, 2018, the company adopted ASC Topic 606, Revenue from Contracts with Customers, ("ASC 606") on a retrospective basis. The adoption of ASC 606, together with the continued changes in our business mix, prompted the company to expand the types of costs excluded from the calculation of the non-GAAP measure "Fee revenue." Specifically, the drivers were (i) the increase in compensation and benefits associated with client-dedicated personnel presented on a gross basis and (ii) the expansion of annuity businesses engaged to provide outsourced services to clients.

The most notable change is the inclusion of compensation and benefits associated with client-dedicated employees in gross contract costs. In addition, the previous calculation of gross contract costs applied to only Project & Development Services and Property & Facility Management but now applies to all service lines and businesses. The largest impacts of the change to the company's definition of fee revenue are within Project & Development Services and Property & Facility Management.
Additional materials were provided in the company’s recent podcast, available on the company’s website (ir.jll.com) and furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K dated April 30, 2018. For additional commentary on the adoption of ASC 606 and the change to the fee revenue calculation, refer to the company’s Form 10-Q for the three months ended March 31, 2018, to be filed with the SEC in the near future.

5.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition charges were $0.7 million and $4.5 million for the first quarter of 2018 and 2017, respectively. Charges in 2018 included (a) $1.3 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional, and/or global business operations and (b) $0.6 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, partially offset by (c) $1.2 million of net non-cash fair value adjustments relating to a net decrease to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2017 included (a) $3.5 million of severance and other employment-related charges and (b) $3.8 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, partially offset by (c) $2.8 million of net non-cash fair value adjustments relating to a net decrease to earn-out liabilities that arose from prior period acquisition activity.

6.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Quarterly Report on Form 10-Q for the three months ended March 31, 2018, to be filed with the SEC in the near future.

7.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands and Luxembourg.

8.
As of March 31, 2018, LaSalle had $59.0 billion of real estate assets under management with approximately $8 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $32.7 billion invested in separate accounts, $17.3 billion invested in fund management vehicles and $9.0 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $18.7 billion in North America, $17.3 billion in the UK, $7.7 billion in Asia Pacific and $6.3 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag.

LaSalle raised $0.7 billion in capital for the quarter ended March 31, 2018; dispositions and withdrawals for the same period were $0.7 billion.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended March 31, 2018				Three months ended March 31, 2017
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$304.5	58.9	37.8	$401.2	$299.0	48.8	30.6	$378.4
Capital Markets	111.0	89.3	32.4	232.7	99.1	60.0	29.6	188.7
Property & Facility Management	1,183.5	350.3	519.8	2,053.6	1,049.1	303.9	454.0	1,807.0
Project & Development Services	269.6	222.6	87.0	579.2	290.5	141.7	77.7	509.9
Advisory, Consulting and Other	72.4	62.5	34.3	169.2	62.2	48.8	34.4	145.4
RES revenue	$1,941.0	783.6	711.3	$3,435.9	$1,799.9	603.2	626.3	$3,029.4
LaSalle				119.3				88.3
Consolidated revenue				$3,555.2				$3,117.7

Revenue before reimbursements
Leasing	$302.3	58.8	37.7	$398.8	$296.9	48.8	30.6	$376.3
Capital Markets	110.8	89.2	30.8	230.8	99.0	60.0	28.7	187.7
Property & Facility Management	191.6	218.1	223.1	632.8	173.9	205.1	168.0	547.0
Project & Development Services	97.7	199.6	63.9	361.2	101.1	138.9	48.2	288.2
Advisory, Consulting and Other	56.9	61.9	34.2	153.0	50.5	48.5	34.3	133.3
RES revenue before reimbursements	$759.3	627.6	389.7	$1,776.6	$721.4	501.3	309.8	$1,532.5
LaSalle				114.5				83.8
Consolidated revenue before reimbursements				$1,891.1				$1,616.3

Fee revenue
Leasing	$293.3	57.0	34.8	$385.1	$289.9	47.6	29.5	$367.0
Capital Markets	108.2	84.0	29.0	221.2	101.5	56.1	28.3	185.9
Property & Facility Management	110.2	87.2	67.8	265.2	95.7	79.5	64.7	239.9
Project & Development Services	78.9	64.9	29.9	173.7	76.3	41.6	24.6	142.5
Advisory, Consulting and Other	32.9	57.3	32.9	123.1	28.9	45.1	32.3	106.3
RES fee revenue	$623.5	350.4	194.4	$1,168.3	$592.3	269.9	179.4	$1,041.6
LaSalle				113.2				82.4
Consolidated fee revenue				$1,281.5				$1,124.0